Exhibit 99.6

American Realty Capital Properties Announces Nick Schorsch Has Stepped Down as Executive Chairman and From the Company’s Board of Directors

NEW YORK, NY December 15, 2014 – American Realty Capital Properties, Inc. (“ARCP”) (NASDAQ: ARCP) today announced that Nick Schorsch has stepped down as Executive Chairman of ARCP and from the ARCP Board of Directors and the Boards of Directors of the non-traded REITs managed by Cole Capital. William Stanley, Lead Independent Director, will assume the role of Chairman on an interim basis until a replacement can be found.

In connection with Mr. Schorsch‘s departure as Executive Chairman, ARCP will be unwinding all of its relationships with entities in which Mr. Schorsch maintains an executive or director-level role or is a significant stockholder. These steps will not only enhance the Company’s corporate governance structure but will also lead to further simplification of its business relationships.

Mr. Stanley said, “The steps taken today enhance ARCP’s corporate governance structure, increase transparency and further simplify its business relationships. We thank Nick for his vision and years of service on behalf of ARCP, and wish him well in his continuing business endeavors.”

The Compensation Committee of the ARCP Board of Directors has already commenced the process of identifying a new Chairman of the Board. The Committee is engaging an independent search firm to assist with this process and will identify and name a replacement as expeditiously as possible.

About ARCP

ARCP is a leading, self-managed commercial real estate investment trust ("REIT") focused on investing in single tenant freestanding commercial properties subject to net leases with high credit quality tenants. ARCP acquires and manages assets on behalf of the Cole Capital® non-traded REITs. ARCP is a publicly traded Maryland corporation listed on The NASDAQ Global Select Market. Additional information about ARCP can be found on its website at www.arcpreit.com. ARCP may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Forward-Looking Statements

The forward-looking information set forth herein is subject to various assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in the forward-looking information, including ARCP’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts; the developments disclosed in this press release; the timing and definitive findings of the Audit Committee’s investigation, and whether any additional accounting errors or other issues are identified; the timing and impact on ARCP’s previously reported net loss and AFFO of the restatement of ARCP’s financial statements; negative reactions from ARCP’s creditors, shareholders, or business partners to the findings of the Audit Committee’s investigation or the restatement of its financial statements; the results of the re-evaluation of ARCP’s internal controls over financial reporting and disclosure controls and procedures and the timing and expense of any necessary remediation of control deficiencies; and the impact and result of any litigation or regulatory inquiries or investigations related to the findings of the Audit Committee’s investigation or ARCP’s restatement of its financial statements. All of the forward-looking statements made herein are qualified by the above cautionary statements and those made in the “Risk Factors” section of ARCP’s Annual Report on Form 10-K for the year ended December 31, 2013 and ARCP’s other filings with the Securities and Exchange Commission (the “SEC”). Additional factors that may affect future results are contained in ARCP’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. ARCP disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

Media Contact:

Andy Merrill

212-886-9304